Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2025, relating to the consolidated financial statements of Jaguar Health, Inc. as of and for the year ended December 31, 2024 (which report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern).

We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ RBSM LLP

RBSM, LLP

Larkspur, California

April 15, 2025